Exhibit 23.2

Consent of Independent Auditors

We consent to the inclusion in the Pre-Effective Amendment No. 1 to this Registration Statement on Form S-4 of Fidelity D & D Bancorp, Inc. of our report dated March 29, 2021, relating to the consolidated financial statements of Landmark Bancorp, Inc. and Subsidiary as of and for the years ended December 31, 2020 and 2019 and to the reference to our firm under the heading “Experts” in such registration statement.

/s/ Baker Tilly US, LLP

Wilkes-Barre, Pennsylvania
May 10, 2021